SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2003

FIDELITY SOUTHERN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22374	58-1416811

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (404) 240-1504

FIDELITY NATIONAL CORPORATION

(Former name if changed since last report)

Item 5.     Other Events and Required FD Disclosure

     Effective upon the close of business on May 9, 2003, Fidelity National Corporation changed its name to Fidelity Southern Corporation, and its CUSIP number to 316394 10 5. The former CUSIP number was 316320 10 0. Attached as Exhibit 1 hereto is a copy of the Amended and Restated Articles of Incorporation filed on May 9, 2003 changing the name to Fidelity Southern Corporation.

     In addition effective upon the close of business on May 9, 2003, Fidelity National Bank converted to a Georgia chartered commercial bank and changed its name to Fidelity Bank.

Item 7. Financial Statements and Exhibits

(C)	Exhibits.

Amended and Restated Articles of Incorporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION

	By:	/s/ M. Howard Griffith, Jr. M. Howard Griffith, Jr. Chief Financial Officer

Date:May 9, 2003